UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HUNTINGTON BANCSHARES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Commission file number: 1-34073

Maryland	31-0724920
(State of incorporation or organization)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares Each Representing 1/40th Interest in a Share of 6.250% Series D Non-Cumulative Perpetual Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-190078

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), each representing a 1/40th interest in a share of the Company’s 6.250% Series D Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share). The descriptions set forth under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated March 14, 2016 relating to the Depositary Shares, filed with the Securities and Exchange Commission on March 16, 2016 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3ASR (File No. 333-190078) of the Registrant, dated July 22, 2013, are each incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

3.1	Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3(i) to Huntington Bancshares Incorporated’s Form 10-K for the year ended December 31, 1993)

3.2	Articles of Amendment to Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on May 31, 2007)

3.3	Articles of Amendment to Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on May 8, 2008)

3.4	Articles of Amendment to Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on April 27, 2010)

3.5	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on April 22, 2008)

3.6	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 (incorporated by reference to Exhibit 3.2 to Huntington Bancshares Incorporated’s Form 8-K filed on April 22, 2008)

3.7	Articles Supplementary of Huntington Bancshares Incorporated, as of November 12, 2008 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on November 14, 2008)

3.8	Articles Supplementary of Huntington Bancshares Incorporated, as of December 31, 2006 (incorporated by reference to Exhibit 3.4 to Huntington Bancshares Incorporated’s Form 10-K filed on February 22, 2007)

3.9	Articles Supplementary of Huntington Bancshares Incorporated, as of December 28, 2011 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on January 4, 2012)

Number	Description

3.10	Articles Supplementary of Huntington Bancshares Incorporated, effective as of March 18, 2016 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on March 21, 2016)

3.11	Amended and Restated Bylaws of Huntington Bancshares Incorporated, as of July 16, 2014 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on July 17, 2014)

4.1	Instruments defining the Rights of Security Holders — reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement of Charter, as amended and supplemented.

4.2	Huntington Bancshares Incorporated will furnish, upon request, copies of all instruments defining the rights of holders of long-term debt instruments of the registrant and its consolidated subsidiaries.

4.3	Deposit Agreement, dated March 21, 2016, among Huntington Bancshares Incorporated, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to Huntington Bancshares Incorporated’s Form 8-K filed March 21, 2016)

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 21, 2016	HUNTINGTON BANCSHARES INCORPORATED

By: /s/ Richard A. Cheap
Name: Richard A. Cheap Title: Secretary

EXHIBIT INDEX

Number	Description

3.1	Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3(i) to Huntington Bancshares Incorporated’s Form 10-K for the year ended December 31, 1993)

3.2	Articles of Amendment to Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on May 31, 2007)

3.3	Articles of Amendment to Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on May 8, 2008)

3.4	Articles of Amendment to Articles of Restatement of Charter of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on April 27, 2010)

3.5	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on April 22, 2008)

3.6	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 (incorporated by reference to Exhibit 3.2 to Huntington Bancshares Incorporated’s Form 8-K filed on April 22, 2008)

3.7	Articles Supplementary of Huntington Bancshares Incorporated, as of November 12, 2008 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on November 14, 2008)

3.8	Articles Supplementary of Huntington Bancshares Incorporated, as of December 31, 2006 (incorporated by reference to Exhibit 3.4 to Huntington Bancshares Incorporated’s Form 10-K filed on February 22, 2007)

3.9	Articles Supplementary of Huntington Bancshares Incorporated, as of December 28, 2011 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on January 4, 2012)

3.10	Articles Supplementary of Huntington Bancshares Incorporated, effective as of March 18, 2016 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on March 21, 2016)

3.11	Amended and Restated Bylaws of Huntington Bancshares Incorporated, as of July 16, 2014 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on July 17, 2014)

4.1	Instruments defining the Rights of Security Holders — reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement of Charter, as amended and supplemented.

4.2	Huntington Bancshares Incorporated will furnish, upon request, copies of all instruments defining the rights of holders of long-term debt instruments of the registrant and its consolidated subsidiaries.

4.3	Deposit Agreement, dated March 21, 2016, among Huntington Bancshares Incorporated, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to Huntington Bancshares Incorporated’s Form 8-K filed March 21, 2016)

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3)